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                                  Exhibit 5.1

                        [Letterhead of Thompson Coburn]


                                 May 10, 1996


Mercantile Bancorporation Inc.
P.O. Box 524
St. Louis, Missouri  63166-0524

            Re:   Registration Statement on Form S-4
                  ----------------------------------

Gentlemen:

            We refer you to the Registration Statement on Form S-4 filed by Mercantile Bancorporation Inc. (the "Company") on May 10, 1996 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 325,843 shares of the Company's common stock, $5.00 par value (the "Shares"), in connection with the acquisition by reorganization of Peoples State Bank ("Peoples") pursuant to the Agreement and Plan of Reorganization dated December 19, 1995 (the "Reorganization Agreement"), by and among the Company, Ameribanc, Inc., Peoples and Peoples State Bankshares, Inc., all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation and Bylaws, as amended and currently in effect, the resolutions adopted by the Executive Committee of the Company's Board of Directors relating to the reorganization transaction, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

            Based only on the foregoing, the undersigned is of the opinion that:

            1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

            2. The Shares to be sold by the Company, when issued as provided in the Reorganization Agreement, will be duly authorized, duly and validly issued and fully paid and nonassessable.



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Mercantile Bancorporation, Inc.
May 10, 1996
Page 2

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Proxy Statement/Prospectus entitled "Legal Matters."

                                    Very truly yours,

                                    /s/ Thompson Coburn